UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2010

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	I.R.S. Employer Identification No.
333-21011		34-1843785
FIRSTENERGY CORP.
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2010, FirstEnergy Corp. (“FirstEnergy”), Element Merger Sub, Inc., a direct wholly-owned subsidiary of FirstEnergy (“Merger Sub”) and Allegheny Energy, Inc. (“Allegheny”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of FirstEnergy and Allegheny, Merger Sub will merge with and into Allegheny (the “Merger”), with Allegheny continuing as the surviving corporation and a wholly-owned subsidiary of FirstEnergy. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and be tax-free to Allegheny stockholders.

Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of Allegheny common stock, including grants of restricted common stock, will automatically be converted into the right to receive 0.667 of a share of common stock of FirstEnergy (the “Exchange Ratio”).

All options to purchase shares of Allegheny common stock under Allegheny’s stock plans, whether vested or unvested, will automatically be converted into options to acquire a number of shares of FirstEnergy common stock as adjusted for the Exchange Ratio at an equitably adjusted option price and otherwise on the same terms and conditions. All awards of Allegheny restricted stock that have not already vested in accordance with their terms as of immediately prior to the closing of the Merger will automatically be converted into the right to receive similarly restricted shares of FirstEnergy common stock based on the Exchange Ratio. Likewise, any performance shares and restricted stock units that have not already vested in accordance with their terms as of immediately prior to the closing of the Merger will automatically be converted into performance shares or stock units in respect of FirstEnergy common stock based on the Exchange Ratio as equitably adjusted as appropriate to reflect resulting changes in their underlying terms.

Upon the closing of the Merger, FirstEnergy’s Board of Directors will be increased from 11 to 13 members, and two of Allegheny’s current Board members will be appointed to FirstEnergy’s Board. Paul J. Evanson will become the Executive Vice Chairman of FirstEnergy following the closing of the Merger.

Completion of the Merger is subject to various customary conditions, including, among others, (i) requisite approvals of FirstEnergy and Allegheny stockholders, (ii) effectiveness of the registration statement for the FirstEnergy common stock to be issued in the Merger, (iii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iv) receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission and certain state public service and utility commissions, (v) the absence of any governmental action challenging or seeking to prohibit the Merger and (vi) the absence of any material adverse effect with respect to either FirstEnergy or Allegheny. FirstEnergy’s obligation to consummate the Merger is also subject to the condition that Allegheny shall have received consents from its lenders under certain credit facilities.

The Merger Agreement contains customary representations, warranties and covenants of FirstEnergy and Allegheny, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) not to engage in certain kinds of transactions during this interim period, (iii) to hold a stockholder meeting to put these matters before their stockholders for their consideration and (iv) to use their reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to certain limitations. Each of FirstEnergy and Allegheny is also subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances to permit FirstEnergy’s or Allegheny’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both FirstEnergy and Allegheny and further provides that, upon termination of the Merger Agreement under specified circumstances, Allegheny may be required to pay FirstEnergy a termination fee of $150 million and FirstEnergy may be required to pay Allegheny a termination fee of $350 million and, in each case, reimburse the other party for up to $45 million of its reasonable out-of-pocket transaction expenses. The Merger Agreement also provides that under specified circumstances where a termination fee is not otherwise payable, Allegheny or FirstEnergy may be required to reimburse the non-terminating party for up to $45 million of its reasonable out-of-pocket transaction expenses.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about FirstEnergy or Allegheny. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and were (i) not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FirstEnergy or Allegheny.

Information Concerning Forward-Looking Statements

In addition to historical information, this filing may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving FirstEnergy and Allegheny, including future financial and operating results; FirstEnergy’s and Allegheny’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite FirstEnergy and Allegheny shareholder approvals; the risk that FirstEnergy or Allegheny may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in FirstEnergy’s and Allegheny’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither FirstEnergy nor Allegheny undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information and Where to Find It

In connection with the proposed merger, FirstEnergy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of FirstEnergy and Allegheny that also constitutes a prospectus of FirstEnergy. FirstEnergy and Allegheny will mail the joint proxy statement/prospectus to their respective shareholders. FirstEnergy and Allegheny urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”

FirstEnergy, Allegheny and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from FirstEnergy and Allegheny shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of FirstEnergy and Allegheny security holders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about FirstEnergy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009. You can find information about Allegheny’s executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2009. Additional information about FirstEnergy’s executive officers and directors and Allegheny’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from FirstEnergy and Allegheny using the website information above.

Item 8.01	Other Events.

On February 11, 2010, FirstEnergy and Allegheny issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2010, by and among FirstEnergy Corp., Element Merger Sub, Inc. and Allegheny Energy, Inc.

99.1	Joint press release dated February 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

February 11, 2010

FIRSTENERGY CORP.
Registrant

By:	/s/ HARVEY L. WAGNER
Name:	Harvey L. Wagner
Title:	Vice President, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2010, by and among FirstEnergy Corp., Element Merger Sub, Inc. and Allegheny Energy, Inc.

99.1	Joint press release dated February 11, 2010